UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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                             NASHUA CORPORATION
              (Name of Registrant as Specified In Its Charter)


  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                     [Letterhead of Nashua Corporation]

 FOR IMMEDIATE RELEASE

                               Contact:  Paul Verbinnen/Judy Brennan
                                         Sard Verbinnen & Co.
                                         212-687-8080


  NASHUA CORPORATION CITES IMPORTANCE OF RITTENHOUSE INTEGRATION, RISKS IF
                             DISSIDENTS ELECTED

           Value of Rittenhouse Acquisition Could Be Jeopardized

                             _________________


      NASHUA, N.H, APRIL 24, 2000 -- Gerald G. Garbacz, Nashua's Chairman and Chief Executive Officer, today issued the following statement:

      "Tomorrow's election for control of Nashua Corporation is probably the single most important shareholder decision in Nashua's 150 year history. Because a full understanding of the transforming events of last week are critical to casting an informed vote, and because the legal documentation of those events is lengthy, complex and could not be made publicly available until last week, I want to emphasize the following key points:

 1. Last Monday, April 17, Nashua acquired Rittenhouse Paper Company for $57 million in cash plus a contingent payment of up to $6 million based on combined results of operations of the Nashua and Rittenhouse businesses for the current calendar year. This acquisition nearly doubled Nashua's revenues and will significantly increase profitability as soon as the available synergies can be realized. To assist in that realization, Andrew Albert, who had been CEO of Rittenhouse, joined Nashua as President and Chief Operating Officer, and is to become a director of Nashua following the Annual Meeting.

 2. The purchase of Rittenhouse was financed in part from Nashua's cash reserves and in part by a secured loan of $55 million from Fleet Bank
      - NH and LaSalle Bank, consisting of a $20 million term loan and a $35 million revolving loan. Nashua utilized $35 million to complete the Rittenhouse transaction.

 3. The value to Nashua of the Rittenhouse acquisition is premised on the ability of the managements of the two companies to integrate their businesses into a single much more efficient, effective and profitable company. This activity will require months of intense effort by management operating together as a team, with the guidance of a knowledgeable and supportive board of directors. Not only are there challenging internal integration issues to be resolved, but Nashua must maintain and strengthen relationships with key customers and suppliers. Nashua's lenders recognized the importance of this team approach and provided in the loan agreement that any change of control of the Nashua board will be an event of default. Such a default could enable the lending banks to accelerate repayment of the $35 million now outstanding, or refuse to grant additional borrowing under the $55 million loan. Nashua's charter severely restricts the board's ability to pledge additional assets to secure additional borrowing.

 4. Change of control of the Nashua board would have a number of other consequences that could adversely affect Nashua's ability to realize the benefits of the Rittenhouse acquisition and could impose significant unbudgeted costs on Nashua. For example, any sale of Nashua prior to January 1, 2001 possibly could accelerate $5 million of the Rittenhouse contingent purchase price. In addition, Mr. Albert's 100,000 shares of Nashua restricted stock, which now vest over three years, would vest in full upon a change of control, possibly reducing his incentive to remain with the Company. Other members of Nashua's senior management, including Mr. Albert, have severance agreements providing for substantial "parachute payments" under certain circumstances following a change of control.

      For all of these reasons, now is not the time to put control of Nashua in the inexperienced hands of the nominees of the dissident so-called Value Realization Committee. None of them has any experience in our industry. Now is the time for effective action to achieve the value inherent in the Rittenhouse acquisition and the new Nashua. On an ongoing basis we welcome our shareholders' participation on how well we have succeeded in realizing that value. But to now derail the dynamic and valuable Company we are just beginning to create would be a tragic and costly mistake."

      Nashua Corporation markets specialty imaging products and services to industrial and commercial customers. The Company's products include thermal papers, pressure-sensitive labels and specialty papers, as well as copier, ink jet and laser printer supplies. Additional information about Nashua Corporation can be found on the World Wide Web at www.nashua.com.

      THERE IS STILL TIME TO VOTE OR CHANGE YOUR VOTE.

      PLEASE CONTACT OUR PROXY SOLICITOR, CORPORATE INVESTOR COMMUNICATIONS, INC., AT 1-888-238-1257.

 AVAILABILITY OF PROXY MATERIALS INCLUDING PARTICIPANT INFORMATION

      On March 20, 2000, Nashua filed with the SEC definitive proxy materials to be used to solicit votes for the re-election of its Board at its annual meeting of shareholders, which will be held on April 25, 2000. Nashua strongly advises all its shareholders to read these materials when they receive them because they contain important information.

      The proxy statement included in Nashua's definitive proxy materials as supplemented contains a list of the participants in any solicitation that may be represented by this press release and those definitive proxy materials. Copies of the proxy materials are available for no charge from Nashua's proxy solicitor, Corporate Investor Communications, Inc. at the toll-free number provided above, and from the SEC's web site at www.sec.gov.

      FORWARD-LOOKING STATEMENTS

      This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release, the word "will" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company's future capital needs, and resources, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, delays or difficulties in programs designed to increase sales and profitability, general economic and industry conditions, failure to achieve the Rittenhouse transaction's synergies, the settlement of various tax issues, and other risks set forth in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this press release.